Exhibit 99.1

Contact:
Rod Hise
Third Wave Technologies
608 663-4010

For Immediate Release

        Third Wave Announces Strong Third-Quarter 2006 Financial Results

MADISON, Wis., Nov. 2, 2006--Third Wave Technologies Inc. (Nasdaq: TWTI) today reported its financial results for the third quarter ended Sept. 30, 2006.

      Third Wave reported clinical molecular diagnostic revenue of $5.4 million for the third quarter of 2006, an increase of 33% and 6% from the prior-year quarter and the previous quarter, respectively. The company reported $1.2 million of research revenue during the third quarter, nearly all of which was generated by its Agbio business. Total revenues for the quarter ended Sept. 30, 2006, were $6.6 million, an increase of more than 26% from $5.2 million during the same period of 2005.

      Clinical molecular diagnostic revenue for the nine-month period ended Sept. 30, 2006, increased 33% to $15.1 million, compared to $11.4 million during the same period of 2005. Total revenue for the nine-month period ended Sept. 30, 2006, increased 17% to $21.2 million, compared to total revenue of $18.1 million for the same period of 2005.

      Third Wave reported a net loss of $5.2 million, or ($0.12) a share, for the quarter ended Sept. 30, 2006, compared to a net loss of $7.4 million, or ($0.18) a share, for the same period of 2005. The company's third-quarter 2006 net loss improved 37% from its pro forma net loss of $8.2 million or ($0.20) a share, for the comparable period of 2005, with FAS No. 123(R) stock compensation costs included in both periods.

      The company's net loss for the nine-month period ended Sept. 30, 2006, was $14.3 million, or ($0.34) a share, compared to a net loss of $17.3 million, or ($0.42) a share for the same period of 2005. Including FAS No. 123(R) stock compensation costs, the company's pro forma net loss for that nine-month period of 2005 was $21.3 million, or ($0.52) a share.

      Third Wave reported gross margins of 66% for the quarter ended Sept. 30, 2006, compared to 70% for the same period of 2005. The decline in gross margins was driven by a one-time write-off of defective inventory due to a supplier relocation. Total operating expenses were $12.0 million for the third quarter, compared to $12.9 million for the same period of 2005. The company's pro forma total operating expenses for the third quarter of 2005, including FAS No. 123(R) stock compensation costs, were $13.7 million.

      The company's third-quarter operating expenses include a one-time, non-cash charge of $176,000 associated with past stock option grants. The company's audit committee conducted a voluntary investigation with the assistance of outside legal counsel that covered the timing, pricing and authorization of all the company's stock option grants made since its initial public offering in February 2001. Based on this review, the company determined that it used incorrect measurement dates for the accounting of some previously granted stock options, primarily during the years 2002 through 2004. The audit committee concluded that the deficiencies were due to administrative errors and misunderstanding of applicable accounting rules and were not attributable to any fraud or intentional misconduct. The company has since adopted new option granting practices that it believes will ensure that measurement-date errors do not occur in the future.

      Based on the company's determination that some of its historic stock option grants had intrinsic value on the grant date, the company had unrecorded non-cash stock compensation expense. The company concluded that the additional unrecorded non-cash stock compensation expense was not material to its financial statements in any of the periods to which these charges would have related, and therefore has not recorded such charges and will not amend its previously filed financial statements. Additionally, the company expects to record a reclassification within the equity section of the balance sheet of $731,000 to be included in its annual report on Form 10-K for the year ending Dec. 31, 2006. This reclassification represents the adjustment for non-cash charges related to past stock option grants for fiscal 2005 and prior years.

      Total operating expenses for the nine-month period ended Sept. 30, 2006, were $36.5 million, compared to $36.0 million for the same period of 2005. The company's pro forma total operating expenses for the nine-month period ended Sept. 30, 2005, including FAS No. 123(R) stock compensation costs, were $40.0 million.

      Third Wave ended the third quarter of 2006 with cash, cash equivalents and short-term investments of $33.0 million, compared to $38.7 million at Dec. 31, 2005.

      "The third quarter was another quarter of outstanding accomplishment and solid progress for Third Wave," said Kevin T. Conroy, the company's president and chief executive. "It is the third consecutive quarter of both year-over-year and quarter-over-quarter growth in our core business, clinical molecular diagnostics. We also continued to lay the foundation for Third Wave's future growth, as we continued to make good progress in product development and in our HPV clinical trial, in particular."

2006 Outlook Update

      Third Wave reaffirms its previously issued revenue guidance.

Conference Call & Webcast with PowerPoint Presentation

      Company management will host a conference call and webcast on Thursday, November 2, 2006, at 10 a.m. EDT to discuss third-quarter results. The webcast will include a PowerPoint slide presentation highlighting the company's year-to-date 2006 accomplishments and ongoing corporate activities. The webcast will be available at www.twt.com. Domestic callers should dial (800) 237-9752 and international callers should dial (617) 847-8706. The access code for both domestic and international callers is 48479515. Please dial in five to 10 minutes prior to the start of conference call. A replay of the conference call will be available at the company's website. The conference call, webcast and replay are open to all interested parties.

About Third Wave Technologies

      Third Wave develops and markets molecular diagnostic reagents for a variety of DNA and RNA analysis applications to meet the needs of our customers. The company offers a number of products based on its Invader(R) chemistry for clinical testing. Third Wave offers in vitro diagnostic kits, and analyte specific, general purpose, and research use only reagents for nucleic acid analysis. For more information about Third Wave and its products, please visit the company's website at http://www.twt.com.

                           --Financial Tables Follow--

                          Third Wave Technologies, Inc
                            Statements of Operations
                  (In thousands, except for per share amounts)
                                   (Unaudited)

                                                                                       Three Months Ended
                                                                                           September 30,                   2005
                                                                        2006             2005       Adjustments(1)     Pro-forma(2)
                                                                     ---------         --------------------------------------------
Revenues:
  Clinical Product                                                   $  5,369          $  4,032          $      0          $  4,032
  Research Product                                                      1,181             1,039                 0             1,039
  License & royalty                                                        51                90                 0                90
  Grant                                                                     0                61                 0                61
                                                                     --------          --------------------------------------------
                                                                        6,601             5,222                 0             5,222
                                                                     --------          --------------------------------------------

Operating expenses:
  Cost of goods sold
     Product cost of goods sold                                         1,550             1,108                10             1,118
     Intangible and long-term asset amortization                          687               468                 0               468
                                                                     --------          --------------------------------------------
  Total cost of goods sold                                              2,237             1,576                10             1,586

  Research and development                                              3,451             2,063               169             2,232
  Selling and marketing                                                 2,713             3,662               334             3,996
  General and administrative                                            3,537             2,923               282             3,205
  Litigation                                                              256             2,678                 0             2,678
  Restructuring                                                          (180)                0                 0                 0
                                                                     --------          --------------------------------------------
                                                                        9,777            11,326               785            12,111
                                                                     --------          --------------------------------------------

Total operating expenses                                               12,014            12,902               795            13,697
                                                                     --------          --------------------------------------------

Loss from operations                                                   (5,413)           (7,680)             (795)           (8,475)

Other income (expense):
  Interest income                                                         369               460                 0               460
  Interest expense                                                        (55)             (129)                0              (129)
  Other                                                                  (119)              (31)                0               (31)
                                                                     --------          --------------------------------------------
                                                                          195               300                 0               300
                                                                     --------          --------------------------------------------

Net loss before taxes and minority interest                           ($5,218)          ($7,380)            ($795)          ($8,175)
                                                                     --------          --------------------------------------------

  Minority interest in subsidiary                                          65              --                --                --
                                                                     --------          --------------------------------------------

Net loss                                                             ($ 5,153)         ($ 7,380)         ($   795)         ($ 8,175)
                                                                     ========          ============================================

Net loss per share                                                     ($0.12)           ($0.18)           ($0.02)           ($0.20)

Weighted average shares outstanding                                    41,515            41,074            41,074            41,074

      (1) Represents additional stock based compensation expense that would have been recorded if FAS 123( R) had been applied.

      (2) 2005 Pro-forma figures reflect the additional stock based compensation expense that would have been recorded if FAS 123( R) had been applied. The Company presents these non-GAAP financial measures to provide comparability with pre-2006 periods when FAS 123( R) was not applied.

                          Third Wave Technologies, Inc
                            Statements of Operations
                  (In thousands, except for per share amounts)
                                   (Unaudited)

                                                                                       Nine Months Ended
                                                                                           September 30,                   2005
                                                                        2006             2005       Adjustments(1)     Pro-forma(2)
                                                                     ---------         ---------------------------------------------
Revenues:
  Clinical Product                                                   $ 15,137          $ 11,407          $      0          $ 11,407
  Research Product                                                      5,809             6,152                 0             6,152
  License & royalty                                                       106               273                 0               273
  Grant                                                                   183               288                 0               288
                                                                     --------          --------------------------------------------
                                                                       21,235            18,120                 0            18,120
                                                                     --------          --------------------------------------------
Operating expenses:
  Cost of goods sold
      Product cost of goods sold                                        4,229             3,960               120             4,080
      Intangible and long-term asset amortization                       2,069             1,428                 0             1,428
                                                                     --------          --------------------------------------------
  Total cost of goods sold                                              6,298             5,388               120             5,508

  Research and development                                              8,785             6,569             1,026             7,595
  Selling and marketing                                                 8,634            10,208             1,076            11,284
  General and administrative                                           11,483             8,490             1,786            10,276
  Litigation                                                            1,439             5,157                 0             5,157
  Impairment                                                                0               203                 0               203
  Restructuring                                                          (180)                0                 0                 0
                                                                     --------          --------------------------------------------
                                                                       30,161            30,627             3,888            34,515
                                                                     --------          --------------------------------------------

Total operating expenses                                               36,459            36,015             4,008            40,023
                                                                     --------          --------------------------------------------

Loss from operations                                                  (15,224)          (17,895)           (4,008)          (21,903)

Other income (expense):
  Interest income                                                       1,115             1,200                 0             1,200
  Interest expense                                                       (161)             (313)                0              (313)
  Other                                                                   (99)             (306)                0              (306)
                                                                     --------          --------------------------------------------
                                                                          855               581                 0               581
                                                                     --------          --------------------------------------------

Net loss before taxes and minority interest                          ($14,369)         ($17,314)         ($ 4,008)         ($21,322)
                                                                     --------          --------------------------------------------
  Minority interest in subsidiary
                                                                          106              --                --                --
                                                                     --------          --------------------------------------------

Net loss                                                             ($14,263)         ($17,314)          ($4,008)         ($21,322)
                                                                     ========          ============================================

Net loss per share                                                     ($0.34)           ($0.42)           ($0.10)           ($0.52)

Weighted average shares outstanding                                    41,428            41,095            41,095            41,095

      (1) Represents additional stock based compensation expense that would have been recorded if FAS 123( R) had been applied.

      (2) 2005 Pro-forma figures reflect the additional stock based compensation expense that would have been recorded if FAS 123( R) had been applied. The Company presents these non-GAAP financial measures to provide comparability with pre-2006 periods when FAS 123( R) was not applied.

                          Third Wave Technologies, Inc
                                 Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                               September 30,       December 31,
                                                   2006                2005
                                               -------------       ------------
Assets:
  Cash, cash equivalents, and
    short-term investments                        $32,996             $38,717
  Other current assets                              8,283               6,249
  Equipment and leasehold
    improvements, net                               4,088               4,717
  Intangible assets, net of
    amortization                                    1,513               2,642
  Goodwill and indefinite lived
    intangible assets                               1,497               1,497
  Other assets                                      3,897               4,583
                                                  -------             -------
    Total assets                                  $52,274             $58,405
                                                  =======             =======

Liabilities and shareholders'
  equity
  Accounts payable, accrued expenses
    and other liabilities                         $17,011             $16,739
  Deferred revenue                                    178                 267
  Debt                                                995               1,325
  Minority interest in subsidiary                     598                   0
  Shareholders' equity                             33,492              40,074
                                                  -------             -------
    Total liabilities and
      shareholders' equity                        $52,274             $58,405
                                                  =======             =======